UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2017
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Hurricane Harvey made landfall near Corpus Christi, Texas on Friday, August 25, 2017, as a Category 4 hurricane and has also impacted the Houston area as a Tropical Storm with significant rain and flooding. This storm is ongoing and is expected to continue for the next few days, moving into Louisiana.  Federated National Insurance Company (“Federated National”) writes homeowners insurance in both Texas and Louisiana and writes private passenger automobile insurance in Texas.  Federated National also writes flood insurance through the National Flood Insurance Program (“NFIP”) under which the NFIP assumes 100% of the flood risk.

Based on current information available, we anticipate that Federated National will have total losses of approximately $4 million, net of recoveries including reinsurance, for all product lines in connection with this storm.

Monarch National Insurance Company currently does not write business outside the state of Florida, and therefore does not have exposure to this ongoing weather event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATONAL HOLDING COMPANY

Date: August 30, 2017	By:	/s/ Ronald Jordan
	Name:	Ronald Jordan
	Title:	Chief Financial Officer
(Principal Financial Officer)